Joseph C. Zils, Vice President
  and General Counsel
July 19, 1995
Page 2









                              July 19, 1995




Joseph C. Zils, Vice President
  and General Counsel
Optical Coating Laboratory, Inc.
2789 Northpoint Parkway
Santa Rosa, California 95407-7397


          Re:  ISSUANCE OF SECURITIES ON FORM S-3
          REGISTRATION STATEMENT

Dear Mr. Zils:

     This letter is written to you in connection with the filing on or about July 20, 1995, of a Registration Statement on Form S-3 with the Securities and Exchange Commission for the purpose of registering Common Stock of Optical Coating Laboratory, Inc. (the "Company"), $.01 par value, to be offered by Canaan Venture Limited Partnership and Canaan Venture Offshore Limited Partnership C.V., which shares were issued to Canaan Venture Limited Partnership and Canaan Venture Offshore Limited Partnership C.V. by the Company in connection with the acquisition by the Company of all of the issued and outstanding shares of capital stock of Netra Corporation.

     As counsel for the Company we have examined, among other things, originals or copies identified to our satisfaction as being true copies of the above-referenced Registration Statement, the Certificate of Incorporation and Bylaws of the Company, the corporate resolutions adopted by the Board of Directors of OCLI on December 16, 1994, approving the issuance of the shares of the Company's Common Stock to Canaan Venture Limited Partnership and Canaan Venture Offshore Limited Partnership C.V., and other pertinent documents and instruments of the Company. In addition to such examination, we have obtained from Officers of the Company other such information and advice as we have deemed necessary for purposes of this opinion.

     On the basis of the foregoing and our examination and consideration of such other factual and legal matters as we have deemed appropriate in the premises, we are of the opinion that the shares to be registered will, when sold pursuant to the Registration Statement, be legally issued, fully paid and non-assessable.

     We consent to the filing of this letter with the Securities and Exchange Commission as an exhibit to the aforementioned Registration Statement.

                              Very truly yours,



                              Collette & Erickson

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OCLI 1.486